INDEPENDENT AUDITOR'S REPORT



To the Partners
Pioneer Street Associates
(A California Limited Partnership)
Visalia, California



I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2001 and 2000, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                              /s/Bernard E. Rea, CPA



Stockton, California
March 8, 2002

                                 C O N T E N T S




                                                                           Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS.............................................     1
FINANCIAL STATEMENTS

     Balance sheets.......................................................   2-3
     Statements of income.................................................   4-7
     Statements of changes in partners' equity............................     8
     Statements of cash flows.............................................  9-10
     Notes to financial statements........................................ 11-14

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2001 and 2000




                   ASSETS                                                         2001                        2000
                                                                                 -----                        ----


CURRENT ASSETS
     Cash                                                                           $    39,026                 $    87,783
     Real estate tax and insurance                                                        8,809                       3,586
     Prepaid expense                                                                      6,058                       5,158
                                                                                    -----------                 -----------
                   Total current assets                                             $    53,893                 $    96,527
                                                                                    -----------                 -----------



RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits                                                     $    42,149                 $    40,805
     Replacement reserve                                                                181,267                     166,527
                                                                                    -----------                 -----------
                                                                                    $   223,416                 $   207,332
                                                                                    -----------                 -----------



PROPERTY AND EQUIPMENT, AT COST
     Land                                                                           $   300,000                 $   300,000
     Buildings                                                                        3,608,910                   3,608,910
     Equipment                                                                          178,017                     178,017
                                                                                    -----------                 -----------
                                                                                    $ 4,086,927                 $ 4,086,927
     Less accumulated depreciation                                                    1,022,903                     875,784
                                                                                    -----------                 -----------
                                                                                    $ 3,064,024                 $ 3,211,143
                                                                                    -----------                 -----------



OTHER ASSETS
     Deferred charges, less accumulated
         amortization of $19,571 and $16,487                                        $    46,279                 $    49,363
                                                                                    -----------                 -----------




                                                                                    $ 3,387,612                 $ 3,564,365
                                                                                    ===========                 ===========

                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2001 and 2000




                   LIABILITIES AND PARTNERS' EQUITY                               2001                        2000
                                                                                  ----                        ----



CURRENT LIABILITIES
     Current maturities of long-term debt                                           $    26,331                 $    23,655
     Accounts payable                                                                       - -                      13,192
     Bank overdraft                                                                         - -                         - -
     Accrued interest                                                                       - -                      12,680
     Accrued reporting fee                                                                4,000                       4,000
     Accrued property taxes                                                                 - -                         - -
                                                                                    -----------                  ----------
                   Total current liabilities                                        $    30,331                 $    53,527
                                                                                    -----------                 -----------




DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits                                                     $    35,250                 $    35,250
     Prepaid rents                                                                          - -                         - -
                                                                                    -----------                 -----------
                                                                                    $    35,250                 $    35,250
                                                                                    -----------                 -----------



LONG-TERM DEBT
     Mortgage payable, less current maturities                                      $ 1,809,872                 $ 1,838,754
                                                                                    -----------                 -----------


COMMITMENT



PARTNERS' EQUITY                                                                    $ 1,512,159                 $ 1,636,834
                                                                                    -----------                 -----------





                                                                                    $ 3,387,612                 $ 3,564,365
                                                                                    ===========                 ===========











                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2001 and 2000




                                                                                   2001                        2000
                                                                                   ----                        ----

RENTAL INCOME
     Apartments                                                                       $  548,532                 $  519,492
     Tenant assistance payments                                                              - -                        - -
     Furniture and equipment                                                                 - -                        - -
     Commercial                                                                              - -                        - -
     Parking spaces                                                                          - -                        - -
     Subsidy income                                                                          - -                        - -
     Miscellaneous                                                                           - -                        - -
                                                                                      -----------                -----------
         Sub-total potential rent revenue                                             $  548,532                 $  519,492
                                                                                      -----------                -----------


VACANCIES
     Apartments                                                                       $  (61,389)                $  (28,535)
     Commercial                                                                              - -                         - -
     Parking spaces                                                                          - -                         - -
     Miscellaneous                                                                           - -                         - -
                                                                                      -----------                -----------
         Sub-total vacancies                                                          $  (61,389)                $  (28,535)
                                                                                      -----------                -----------


             Net rental revenue                                                       $  487,143                 $  490,957
                                                                                      -----------                -----------


FINANCIAL REVENUE
     Interest Income - project operations                                             $    2,540                   $  2,038
     Income from investments - replacement reserve                                         6,381                      7,227
     Income from investments - operating reserve                                             - -                        - -
     Income from investments - miscellaneous                                                 - -                        - -
                                                                                      -----------                -----------
         Sub-total financial revenue                                                  $    8,921                   $  9,265
                                                                                      -----------                -----------


OTHER REVENUE
     Laundry and vending                                                              $    9,960                   $ 12,438
     NSF and late charges                                                                    - -                        - -
     Damage and cleaning fees                                                                  5                        - -
     Forfeited tenant security deposits                                                    6,991                      5,981
     Other revenue                                                                        11,083                     10,464
                                                                                      -----------                -----------
         Sub-total other revenue                                                      $   28,039                  $  28,883
                                                                                      -----------                -----------


                    Total revenues                                                    $  524,103                 $  529,105
                                                                                      -----------                -----------








                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2001 and 2000




                                                                                   2001                        2000
                                                                                   ----                        ----


OPERATING EXPENSES

     Renting expenses
         Advertising                                                                   $      - -                   $      27
         Miscellaneous renting expenses                                                       978                      20,282
                                                                                       -----------                  ----------
             Sub-total renting expenses                                                $      978                   $  20,309
                                                                                       -----------                  ----------


     Administrative expenses
         Office salaries                                                               $      - -                   $     - -
         Office supplies                                                                    2,793                       1,132
         Office rent                                                                          - -                         - -
         Management fee                                                                    41,728                      40,920
         Manager's salary                                                                  25,017                      22,138
         Legal expense                                                                        - -                         429
         Audit expense                                                                      2,822                       3,565
         Bookkeeping / accounting services                                                  3,963                         - -
         Telephone and answering service                                                      954                         722
         Bad debts                                                                            - -                         - -
         Miscellaneous administrative expenses                                                 10                          28
                                                                                       -----------                  ----------
             Sub-total administrative expenses                                         $   77,287                   $  68,934
                                                                                       -----------                  ----------


     Utilities expense
         Fuel oil / coal                                                               $      - -                   $     - -
         Electricity                                                                       11,308                       9,295
         Water                                                                             10,772                      11,886
         Gas                                                                                  - -                         - -
         Sewer                                                                              1,596                       2,554
                                                                                       -----------                  ----------
             Sub-total utilities expense                                               $   23,676                   $  23,735
                                                                                       -----------                  ----------



















                       See Notes to Financial Statements.
                                      - 5 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2001 and 2000


                                                                                   2001                        2000
                                                                                   ----                        ----


     Operating and maintenance expense
         Janitor and cleaning payroll                                                 $       - -                  $      - -
         Janitor and cleaning supplies                                                        - -                         - -
         Janitor and cleaning contract                                                        - -                         - -
         Exterminating payroll / contract                                                     - -                         - -
         Exterminating supplies                                                               - -                         - -
         Garbage and trash removal                                                         15,778                      16,459
         Security payroll / contract                                                          - -                         - -
         Grounds payroll                                                                      - -                         - -
         Grounds supplies                                                                     - -                         - -
         Grounds contract                                                                  21,232                      22,588
         Repairs payroll                                                                   26,973                      28,924
         Repairs material                                                                  17,250                      18,131
         Repairs contract                                                                  31,209                      33,060
         Elevator maintenance / contract                                                      - -                         - -
         Heating / cooling repairs and maintenance                                            - -                         - -
         Swim pool maintenance / contract                                                     - -                         - -
         Snow removal                                                                         - -                         - -
         Decorating payroll / contract                                                        - -                         - -
         Decorating supplies                                                                2,019                       2,052
         Vehicle and maintenance equipment o & r                                              - -                         - -
         Miscellaneous operating and maint. expenses                                       23,662                       8,516
                                                                                      -----------                  ----------
             Sub-total operating & maint. expense                                     $   138,123                  $  129,730
                                                                                      -----------                  ----------


     Taxes and insurance
         Real estate taxes                                                            $    44,654                  $   37,321
         Payroll taxes                                                                      5,033                       4,772
         Miscellaneous taxes, licenses, and permits                                           260                         205
         Property and liability insurance                                                   6,369                       6,018
         Fidelity bond insurance                                                              - -                         - -
         Workman's compensation                                                             5,611                       5,237
         Health insurance and other employee benefits                                       2,679                       4,541
         Other insurance                                                                      - -                         - -
                                                                                      -----------                  ----------
             Sub-total taxes & insurance                                              $    64,606                  $   58,094
                                                                                      -----------                  ----------


                    Total operating expenses                                          $   304,670                  $  300,802
                                                                                      -----------                  ----------










                       See Notes to Financial Statements.

                           PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2001 and 2000



                                                                                   2001                        2000
                                                                                   ----                        ----

OTHER EXPENSES
     Interest expense - mortgage                                                       $  151,105                   $ 153,003
     Interest expense - notes                                                                 - -                         - -
     Miscellaneous financial expense                                                          - -                         - -
     Depreciation and amortization                                                        150,203                     150,206
     Limited partnership tax                                                                  800                         800
     Non project expenses                                                                   4,000                       4,000
                                                                                       -----------                  ----------
         Sub-total other expenses                                                      $  306,108                   $ 308,009
                                                                                       -----------                  ----------


                    Total expenses                                                     $  610,778                   $ 608,811
                                                                                       -----------                  ----------


                    Net income (loss)                                                  $  (86,675)                  $ (79,706)
                                                                                       ===========                  ==========













                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 2001 and 2000



                                                                                 General                     Limited
                                                      Total                      Partners                    Partner
                                                      -----                      --------                    -------

Partners' equity
     December 31, 1998                                   $ 1,765,540                 $  (165,656)                $ 1,931,196

Partners' capital
     contributions                                               - -                         - -                         - -

Partners' capital
     distributions                                           (49,000)                    (49,000)                        - -

Net income (loss)                                            (79,706)                       (797)                    (78,909)
                                                         ------------                ------------                ------------

Partners' equity
     December 31, 2000                                   $ 1,636,834                 $  (215,453)                $ 1,852,287

Partners' capital
     contributions                                               - -                         - -                         - -

Partners' capital
     distributions                                           (38,000)                    (38,000)                        - -

Net income (loss)                                            (86,675)                       (867)                    (85,808)
                                                         ------------                 -----------                ------------

Partners' equity
     December 31, 2001                                   $ 1,512,159                 $  (254,320)                $ 1,766,479
                                                         ============                ============                ============



Percentage at
     December 31, 2001                                           100%                          1%                         99%
                                                                =====                         ===                        ===
















                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2001 and 2000




                                                                                 2001                        2000
                                                                                 ----                        ----

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                              $  (86,675)                 $  (79,706)
     Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                                 150,203                     150,206
         Change in assets and liabilities:
          Decrease (increase) in:
             Rents receivable                                                              - -                         - -
             Prepaid expenses                                                             (900)                       (171)
             Tenants' security deposits                                                 (1,344)                     (1,406)
             Tax and insurance impounds                                                 (5,223)                      9,858
          Increase (decrease) in:
             Accounts payable                                                          (13,192)                      9,612
             Bank overdraft                                                                - -                         - -
             Accrued reporting fee                                                         - -                       2,000
             Accrued interest                                                          (12,680)                     12,680
             Prepaid rents                                                                 - -                         - -
             Tenants' security deposits                                                    - -                         - -
                                                                                    -----------                 -----------
                 Net cash provided by (used in)
                      operating activities                                          $   30,189                  $  103,073
                                                                                    -----------                 -----------


CASH FLOWS FROM INVESTING ACTIVITIES
     Funding of replacement reserve                                                 $  (14,740)                 $  (31,347)
     Withdrawals from replacement reserve                                                  - -                         - -
     Acquisition of property and equipment                                                 - -                         - -
                                                                                    -----------                 -----------
                 Net cash provided by (used in)
                     investing activities                                           $  (14,740)                 $  (31,347)
                                                                                    -----------                 -----------


CASH FLOWS FROM FINANCING ACTIVITIES
     Partner contributions                                                          $      - -                  $      - -
     Partner distributions                                                             (38,000)                    (49,000)
     Principal payments on long-term debt                                              (26,206)                    (20,439)
                                                                                    -----------                 -----------
                 Net cash provided by (used in)
                     financing activities                                           $  (64,206)                 $  (69,439)
                                                                                    -----------                 -----------













                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2001 and 2000




                                                                                 2001                        2000
                                                                                 ----                        ----


                 Increase (decrease) in cash and
                     cash equivalents                                               $  (48,757)                 $   2,287

Cash and cash equivalents
     Beginning                                                                          87,783                     85,496
                                                                                    -----------                 ----------

     Ending                                                                         $   39,026                  $  87,783
                                                                                    ===========                 ==========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest, net
             of capitalized interest                                                $  151,105                  $ 153,003
                                                                                    ===========                 ==========





























                       See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Capitalization and Depreciation
     -------------------------------

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:


                                                             Years
                                                             -----
                       Buildings                              27.5
                       Equipment                               7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     Cash and Cash Equivalents
     -------------------------

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

     Amortization
     ------------

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                             Years
                                                             -----
                       Deferred debt expense                   30
                       Tax credit monitoring fee               15

     Income Taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

     Reclassifications
     -----------------

     Certain  accounts  in  the  prior-year   financial   statements  have  been
     reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Estimates
   ---------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

   Personal Assets and Liabilities
   -------------------------------

   In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 - ORGANIZATION

   Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the California Community Reinvestment Corporation (CCRC), a California nonprofit public benefit corporation. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

   The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.


NOTE 3 - DEFERRED CHARGES

   Deferred charges as of December 31, 2001 and 2000, consists of the following:

                                                        2001             2000
                                               ---------------   ---------------
      Deferred debt expense                    $        39,200   $        39,200
      Tax credit monitoring fee                         26,650            26,650
                                               ---------------   ---------------

                                               $        65,850   $        65,850
              Less accumulated amortization             19,571            16,487
                                               ---------------   ---------------

                                               $        46,279   $        49,363
                                               ===============   ===============

                          NOTES TO FINANCIAL STATEMENTS




Note 4 - RESTRICTED DEPOSITS  AND FUNDED RESERVES

     In accordance with the Partnership and the CCRC Replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.


Note 5 - LONG-TERM DEBT

     Long-Term debt consisted of a permanent loan with CCRC in face amount of $1,960,000.

     Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2001 the current interest, rate and minimum monthly payment due is 8.17% and $14,617.74, respectively.

     The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

     Aggregate maturities of Long-term debt for the next five years are as follows:

                  December 31,      2002                           $      26,331
                                    2003                                  28,564
                                    2004                                  30,987
                                    2005                                  33,616
                                    2006                                  36,468
                                 Thereafter                            1,680,237
                                                                   -------------
                                    TOTAL                          $   1,836,203
                                                                   =============

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     Annual Reporting Fee
     --------------------

     An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

     Annual Partnership Administrative Fee
     -------------------------------------

     An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONTINUED)


     Management Fee
     --------------

     In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2001 in the amount of $41,728, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.


NOTE 7 - CONCENTRATION OF CREDIT RISK

     The Partnership maintains cash and cash equivalents at two financial institutions located in California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. At December 31, 2001, the Partnership's uninsured cash balances totaled $101,397.


NOTE 8 - COMMITMENT

     The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 9 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The   Partnership's   sole  asset  is  Foothill   Vista   Apartments.   The
     Partnership's operations are concentrated in the multifamily real estate market.